As filed with the Securities and Exchange Commission on September 1, 2010
Registration No. 333-160561

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLIAMS PIPELINE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0834035 (I.R.S. Employer Identification Number)
WILLIAMS PIPELINE OPERATING LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0852433 (I.R.S. Employer Identification Number)
WILLIAMS PIPELINE PARTNERS HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	26-0852305 (I.R.S. Employer Identification Number)

One Williams Center
Tulsa, Oklahoma 74172-0172
(918) 573-2000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

James J. Bender
One Williams Center, Suite 4900
Tulsa, Oklahoma 74172-0172
(918) 573-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

SIGNATURES
SIGNATURES
SIGNATURES

DEREGISTRATION OF SECURITIES
     On July 14, 2009, Williams Pipeline Partners L.P. (“Williams Pipeline Partners”), Williams Pipeline Operating LLC (“OpCo”) and Williams Pipeline Partners Holdings LLC (“Holdings,” and together with OpCo, the “Guarantors,” and together with Williams Pipeline Partners and OpCo, the “Registrants”) filed a registration statement on Form S-3 (Registration No. 333-160561) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on August 3, 2009. The Registration Statement registered the offer and sale of up to $1.5 billion of common units representing limited partner interests in Williams Pipeline Partners, debt securities of Williams Pipeline Partners, and guarantees of debt securities of Williams Pipeline Partners by the Guarantors (collectively, the “Registered Securities”).
     Pursuant to the Agreement and Plan of Merger, dated as of May 24, 2010, by and among Williams Partners L.P. (“Williams Partners”), Williams Partners GP LLC, Williams Partners Operating LLC, WPZ Operating Company Merger Sub LLC (“Merger Sub”), Williams Pipeline Partners and Williams Pipeline GP LLC (the “Merger Agreement”), Merger Sub merged with and into Williams Pipeline Partners and Williams Pipeline Partners became an indirect wholly owned subsidiary of Williams Partners on August 31, 2010 (the “Merger”).
     In connection with the Merger, the Registrants have terminated all of their offerings of securities pursuant to their existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Registrants in the Registration Statement, the Registrants hereby remove from registration all Registered Securities that remain unsold as of the date of this Post-Effective Amendment No. 1.

1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 1, 2010.

WILLIAMS PIPELINE PARTNERS L.P.
By:	Williams Pipeline GP LLC,
its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven J. Malcolm	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 1, 2010

* Donald R. Chappel	Chief Financial Officer and Director (Principal Financial Officer)	September 1, 2010

* Ted T. Timmermans	Chief Accounting Officer (Principal Accounting Officer)	September 1, 2010

*	Director	September 1, 2010
H. Brent Austin

*	Director	September 1, 2010
Emmitt C. House

*	Director	September 1, 2010
Rodney J. Sailor

*	Director	September 1, 2010
Phillip D. Wright

*	Director	September 1, 2010
Steven L. Zelkowitz

* By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 1, 2010.

WILLIAMS PIPELINE OPERATING LLC
By:	Williams Pipeline Partners L.P.,
its Sole Member

By:	Williams Pipeline GP LLC,
its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven J. Malcolm	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 1, 2010

* Donald R. Chappel	Chief Financial Officer and Director (Principal Financial Officer)	September 1, 2010

* Ted T. Timmermans	Chief Accounting Officer (Principal Accounting Officer)	September 1, 2010

*	Director	September 1, 2010
H. Brent Austin

*	Director	September 1, 2010
Emmitt C. House

*	Director	September 1, 2010
Rodney J. Sailor

*	Director	September 1, 2010
Phillip D. Wright

*	Director	September 1, 2010
Steven L. Zelkowitz

* By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Attorney-in-Fact

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on September 1, 2010.

WILLIAMS PIPELINE PARTNERS HOLDINGS LLC
By:	Williams Pipeline Partners L.P.,
its Sole Member

By:	Williams Pipeline GP LLC,
its General Partner

By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven J. Malcolm	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 1, 2010

* Donald R. Chappel	Chief Financial Officer and Director (Principal Financial Officer)	September 1, 2010

* Ted T. Timmermans	Chief Accounting Officer (Principal Accounting Officer)	September 1, 2010

*	Director	September 1, 2010
H. Brent Austin

*	Director	September 1, 2010
Emmitt C. House

*	Director	September 1, 2010
Rodney J. Sailor

*	Director	September 1, 2010
Phillip D. Wright

*	Director	September 1, 2010
Steven L. Zelkowitz

* By:	/s/ La Fleur C. Browne
La Fleur C. Browne
Attorney-in-Fact